SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 21, 2008
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On June 26, 2008, Grubb & Ellis Company’s (the “Company”) received a letter from Mr. Anthony W. Thompson in which Mr. Thompson requested to be reappointed to the Company’s Board of Directors. On July 21, 2008, the Company delivered a correspondence to Mr. Thompson indicating that after careful consideration, the Company’s Board of Directors has declined Mr. Thompson’s request to be reappointed to the Company’s Board stating that the Board had determined that it would not be in the best interests of the Company’s stockholders for Mr. Thompson to rejoin the Board.
     A copy of the correspondence delivered by the Company to Mr. Thompson regarding the foregoing is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	Letter from Grubb & Ellis Company to Mr. Anthony Thompson dated July 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: July 21, 2008

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Letter from Grubb & Ellis Company to Mr. Anthony Thompson dated July 21, 2008.